UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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76 South Main Street Akron, Ohio 44308

Rhonda S. Ferguson

Vice President & Corporate Secretary

**** IMPORTANT ****

PLEASE VOTE TODAY

May 5, 2016

Dear FirstEnergy Shareholder:

According to our latest records, we have not received your proxy for the 2016 FirstEnergy Corp. Annual Meeting of Shareholders to be held on May 17, 2016. Your vote is important! Please take time to vote your shares no matter how many shares you own.

Your Board of Directors unanimously recommends that you vote “FOR” Items 1 through 5:

•	Elect the 14 director nominees named in the proxy statement (Item 1)

•	Ratify the appointment of our independent registered public accounting firm for 2016 (Item 2)

•	Advisory vote to approve named executive officer compensation, also known as “Say-on-Pay” (Item 3)

•	Approve a management proposal to amend FirstEnergy Corp.’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances (Item 4)

•	Approve a management proposal to amend FirstEnergy Corp.’s Amended Code of Regulations to implement proxy access (Item 5)

In addition, your Board of Directors unanimously recommends that you vote “AGAINST” the four shareholder proposals (Items 6 through 9) that appear on this year’s agenda. A full explanation of our position on each of these items is available in the proxy statement for the Annual Meeting of Shareholders which can be found at www.firstenergycorp.com/financialreports.

Please take time to vote TODAY. Even if you plan to attend the Annual Meeting of Shareholders in person, please cast your vote as soon as possible. Follow the instructions on the enclosed proxy card/voting instruction form to cast your vote via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card/voting instruction form in the envelope provided.

Very truly yours,

REMEMBER:

You can vote your shares via the Internet, by telephone,

or by returning the enclosed proxy card/voting instruction form.

Please follow the instructions on the enclosed proxy card/voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

Morrow & Co., LLC

Toll-Free at 1-800-461-0945